UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (this “Agreement”) is made as of [ __ ], 2022 by and among WeSave, Inc., a Nevada corporation (the “Company”) and the purchaser listed on Exhibit A attached to this Agreement (“Purchaser”).

The parties hereby agree as follows.

1.PURCHASE AND SALE OF UNITS.

1.1Purchase and Sale of Units.

1.1.1Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to Purchaser at the Closing that number of Units (minimum of one) set forth opposite Purchaser’s name on Exhibit A (the “Units”), at a purchase price of $200.00 per unit (the “Price”).  Each Unit consists of (1) one (1) equity rights unit (“ERU”), which represents a pro rata share of the economic participation rights associated with the Company’s common stock in the Company’s ERU Pool (the “ERU Pool”) and (2) one revenue sharing units (“RSU”) which represents a pro-rata participation interest in the Company’s Premier Membership Revenue Sharing Pool (the “Revenue Sharing Pool”).

1.2Closing; Delivery.

1.2.1The purchase and sale of the Units shall take place remotely via the exchange of documents and signatures on the date of this Agreement, which may be done electronically, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (which time and place is designated as the “Closing”). At the Closing, the Company will sell and issue, and Purchaser will purchase the number of Units set forth opposite such Purchaser’s name on Exhibit A.

1.2.2At each Closing, the Company shall issue to Purchaser the Units purchased by such Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company, or by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to such Purchaser, including interest, or by any combination of such methods.

2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to Purchaser that, except as set forth in the Company’s Offering Circular or Form C (the “Disclosure Document”), if any, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated.

2.1Organization, Good Standing, Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has corporate power and authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under the Transaction Agreements.  The Company is duly qualified to transact business as a foreign entity and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company or its business.

2.2Authorization.  All corporate action has been taken, or will be taken prior to the Closing, on the part of the managers and members of the Company that is necessary for the authorization, execution and delivery of the Transaction Agreements by the Company and the performance by the Company of the obligations to be performed by the Company as of the date hereof under the Transaction Agreements.  The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.3Title to Property and Assets.  The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company.  With respect to the property and assets it leases, the Company is in material compliance with each such lease.

2.4Valid Issuance of Units.

2.4.1The Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and applicable state and federal securities laws.  Based in part on the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to filings pursuant to Regulation CF of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the offer, sale and issuance of the Units to be issued pursuant to and in conformity with the terms of this Agreement will be issued in compliance with all applicable federal and state securities laws.

3.REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows.

3.1Organization and Good Standing.  If the Purchaser is an entity, such Purchaser is validly existing and in good standing in its jurisdiction of organization and has all requisite legal power and authority to carry on its business as it is now being conducted.

3.2Power and Authority; Authorization and Enforceability.  The Purchaser has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and any other document, agreement or instrument entered into in connection with this Agreement or any other Transaction Agreement that is required to be executed or performed by the Purchaser. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby by the Purchaser have been duly authorized by all necessary entity action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, subject to the execution hereof by the Company, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

3.3No Conflict; Consents.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with, or result in, any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit or require any consent, approval, authorization or notice under, or result in the creation of any liens in or upon any of the assets of the Purchaser under any provision of (a) the Purchaser’s organization documents; (b) any material agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject; or (c) any statute, law, ordinance, rule or regulation, or any judgment, order or decree, in each case, applicable to the Purchaser or the Purchaser’s assets. No consent, approval, order or authorization of, or registration, declaration or filing with any government authority is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby.

3.4Investment Representations.

3.4.1The Purchaser is acquiring the Units solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser acknowledges that the Units are not registered under the Securities Act, or any state securities laws, and that the Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Purchaser understands that the Units have not been, and likely will not be, registered under the Securities Act. To the extent an exemption from registration under the Securities Act exists, such exemption depends upon, among other things, the bona fide nature of the Purchaser’s intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Purchaser’s representation was predicated solely upon a present intention to hold the Units for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the price of the Units, or for a period of one year or any other fixed period in the future.

3.4.2The Purchaser acknowledges that the Units must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

3.4.3No general solicitation was made in connection with the sale of the Units. At no time was the Purchaser presented with or solicited by any leaflet, public promotional meeting, circular, newspaper, or magazine article, radio or television advertisement, or any other form of general advertising in connection with the sale of the Units.

3.5Information.  The Purchaser acknowledges that the Company has made available to the Purchaser information regarding the Company and its business, and the Purchaser has had the opportunity to make inquiries of, and receive answers from, the Company and its officers regarding the Company and its business. The Purchaser acknowledges that it has acquired or had access to all the information that it considers necessary or appropriate to reach an informed and knowledgeable decision regarding whether to enter into this Agreement and perform the obligations set forth herein. The Purchaser hereby acknowledges that it has not relied on any representation, statement, or omission of the Company other than those made by the Company that are set forth in this Agreement, in making the Purchaser’s investment decision to purchase the Units.

4.GENERAL PROVISIONS.

4.1Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2Governing Law; Dispute Resolution; Waiver of Jury Trial.

4.2.1Governing Law; Dispute Resolution. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Nevada, without regard to its choice of law provisions. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the Central California, in each case, located in Los Angeles, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the other Transaction Agreements, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the Central District of California, in each case, located in Los Angeles County, California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the other Transaction Agreements or the subject matter hereof or thereof may not be enforced in or by such court.  Notwithstanding any of the foregoing to the contrary, the Company acknowledges for the avoidance of doubt that this Section 10 shall not apply to claims arising under the Securities Act and the Exchange Act, and by agreeing to the provisions of this Section 10, the Purchaser will not be deemed to have waived compliance with US federal securities laws and the rules and regulations promulgated thereunder.

4.3Counterparts; PDF. This Agreement may be executed and delivered by electronic or email (including by “PDF”) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or email during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 4.5

4.6No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, managers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, managers, employees or representatives is responsible.

4.7Expenses.  Each party shall be responsible for all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement

4.8Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchasers holding a majority of the Units sold and issued hereunder.

4.9Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.10Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.11Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly cancelled.

4.12Survival.  The representations, warranties, covenants and agreements made herein shall survive each Closing.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

WESAVE, INC.

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

[Signature page to Unit Purchase Agreement]

EXHIBIT A

Name and Address of Purchaser	Units	Purchase Price
	[ _____ ]	$[ _______ ]
Initial Closing Totals:	[ _____ ]	$[ ________ ]